Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF KANSAS

ALASKA ELECTRICAL PENSION FUND, Derivatively on Behalf of EPIQ SYSTEMS, INC.,	) ) )
)
Plaintiff,	)
)
v.	)	Case No. 2:08-cv-02344 CM/JPO
)
TOM W. OLOFSON, et al.,	)	STIPULATION OF SETTLEMENT
)
Defendants,	)
- and -)
)
EPIQ SYSTEMS, INC., a Missouri corporation,	)
)
Nominal Defendant.	)

This Stipulation of Settlement dated April 27, 2010 (the “Stipulation”), is made and entered into by and among the following parties (collectively, the “Settling Parties”) by and through their respective counsel:  (i) plaintiff Alaska Electrical Pension Fund (“Plaintiff” or “AEPF”), on behalf of itself and derivatively on behalf of Epiq Systems, Inc. (“Epiq” or the “Company”); (ii) individual defendants Tom W. Olofson, Christopher E. Olofson, W. Bryan Satterlee, Edward M. Connolly, Jr., James A. Byrnes, Joel Pelofsky, Robert C. Levy, Janice E. Katterhenry, and Elizabeth M. Braham (“Individual Defendants”); and (iii) nominal party Epiq (collectively with the Individual Defendants, “Defendants”).

I.                                        PROCEDURAL HISTORY

On July 29, 2008, Plaintiff filed a shareholder derivative action in the United States District Court for the District of Kansas (the “Court”), captioned Alaska Electrical Pension Fund v. Olofson, et al., Case No. 2:08-cv-02344-CM-JPO (the “Action”).  Plaintiff’s complaint alleged causes of action under the federal securities laws and state law on the basis of allegations that certain of Epiq’s historical stock option grants were “backdated” in contravention of the Company’s governing stock option plans and applicable laws.  On October 7, 2008, Defendants filed a motion to dismiss the Action in its entirety on the ground that Plaintiff’s complaint failed to state a claim upon which relief could be granted.  By order dated June 3, 2009, the Court granted in part and denied in part Defendants’ motion to dismiss.

After holding a scheduling conference under Federal Rule of Civil Procedure 16(b), the Court issued a scheduling order on June 29, 2009, that, among other of the Court’s scheduling determinations, stated the dates for the close of discovery, the delivery of each side’s settlement proposals, and trial of the Action.  The parties then commenced discovery.  Both Plaintiff and Defendants served requests for production of documents, interrogatories, and requests for admission.  Defendants produced over 200,000 pages of documents in response to Plaintiff’s requests for production.  Both sides also subpoenaed third parties for the production of documents and for deposition.  Several depositions of the parties or their representatives or managing agents had also been noticed during the factual discovery period.

On February 10, 2010 and March 5, 2010, the Settling Parties engaged in mediation pursuant to the Court’s scheduling order with Professor Eric P. Green.  As a result of the mediation and on-going settlement negotiations, the Settling Parties reached an agreement to settle the Action on the terms stated herein.

II.                                   DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants believe that the claims asserted in the Action have no merit.  Defendants expressly deny each and all of the claims, allegations, and contentions made against them in the Action, including but not limited to, all charges of wrongdoing or liability against them arising out of or relating in any way to the events, conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action, and the allegations in the Action of any damage or harm to Epiq, Epiq’s shareholders, or Plaintiff.  Defendants expressly deny that they participated in or had knowledge of any intentional backdating of stock options at Epiq.  However, Defendants have agreed to the settlement upon the terms and conditions set forth herein, and believe that such settlement is in the best interests of Epiq, its shareholders and Defendants, to fully resolve this matter and avoid the expense, inconvenience and distractions from management of the business that would be involved in further protracted litigation.

III.                              PLAINTIFF’S CLAIMS AND THE BENEFITS OF THE SETTLEMENT

Plaintiff believes that the claims asserted in the Action have merit.  However, Plaintiff recognizes and acknowledges the expense, risk, and length of continued legal proceedings necessary to prosecute the Action through trial and the appeals process.  Plaintiff’s Counsel believe that the settlement set forth in this Stipulation confers substantial benefits upon Epiq and its shareholders.  Based upon its evaluation, Plaintiff has determined that the settlement set forth in this Stipulation is in the best interests of Epiq and its shareholders.

IV.                               TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiff (for itself and derivatively on behalf of Epiq) and Defendants, by and through their respective counsel, subject to all necessary court approvals, and in exchange for the Corporate Governance Measures, as defined and set forth below, that the Action shall be fully, finally and forever compromised, settled, and released, and that the Action shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation.

1.                                      Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1                               “Corporate Governance Measures” means the corporate governance measures outlined in Paragraph 2 below.

1.2                               “Effective Date” means the first date by which all of the events and conditions specified in Paragraph 6.1 hereof have occurred or have been met.

1.3                               “Final” means the first date by which a Judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process, or because of expiration without action of the time period for seeking appellate review.  More specifically, it is the circumstance in which:  (i) no appeal has been filed and the time period has expired for any notice of appeal to be timely filed in the Action; or (ii) an appeal has been filed and the court of appeals has either affirmed the Judgment or dismissed that appeal, and the time period for any reconsideration or further appellate review has expired; or (iii) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeals’

decision affirming the Judgment or dismissing the appeal.  Any proceeding or order, or any appeal or petition for review pertaining solely to any claim for attorneys’ fees and expenses in the Action shall not in any way delay or preclude the Judgment from becoming Final within the meaning of this paragraph.

1.4                               “Judgment” means the judgment to be entered by the Court dismissing the Action with prejudice, substantially in the form attached hereto as Exhibit B.

1.5                               “Notice” means that notice of the settlement to be provided to the Company’s shareholders, at the Company’s expense, substantially in the form attached hereto at Exhibit A-1.

1.6                               “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, parents, subsidiaries, representatives, or assigns.

1.7                               “Plaintiff’s Counsel” means the law firms of Robbins Geller Rudman &  Dowd LLP and Shamberg, Johnson  & Bergman, Chtd.

1.8                               “Related Parties” means each of a Defendant’s past, present or future directors, officers, employees, partners, members, principals, agents, insurers, attorneys, accountants, legal representatives, predecessors, successors, parents, subsidiaries, divisions, assigns, related or affiliated entities, spouses, registered domestic partners, heirs, and any members of his or her immediate family, or any trust of which that person is a settlor or which is for the benefit of that person and/or member(s) of that person’s family.

1.9                               “Released Claims” shall collectively mean all claims for relief (including “Unknown Claims” as defined in Paragraph 1.11), rights, demands, suits, matters, issues, causes of action or liabilities whatsoever, asserted or unasserted, including, without limitation, claims for violations of the Securities Exchange Act of 1934 or other federal securities laws or regulations, breach of fiduciary duty, aiding and abetting breach of fiduciary duty, abuse of control, gross mismanagement, constructive fraud, corporate waste, unjust enrichment, accounting, rescission, or violations of law, whether based on federal, state, local statutory or common law or any other law, rule or regulation, that have been or could have been asserted by Plaintiff, Epiq, or by any Epiq shareholder derivatively on behalf of Epiq, against the Defendants or the Released Persons that are based upon or relate to the facts, transactions, events, occurrences, acts, disclosures, statements, omissions, or failure to act which were alleged or could have been alleged concerning Epiq’s stock option practices, disclosures, accounting, or any other matter related to the allegations made in the Action.  Notwithstanding the foregoing, Released Claims shall not include any claims to enforce the terms of this Stipulation.  In addition, nothing set forth herein shall constitute a release by Defendants of any insurer of any claim arising out of the rights, remedies, duties or obligations provided for in any insurance policy or agreement, nor shall the Effective Date shall be contingent upon the resolution of any such claim.  Nothing set forth herein shall constitute a release by or among the Company and the Individual Defendants of the rights and obligations relating to indemnification or advancement of defense costs arising from or under the Company’s certificate of incorporation, the Company’s bylaws, the law of the State of Missouri, or any indemnification agreement or similar agreement, nor of any obligation relating to any current stock option or similar agreement concerning employment or compensation.

1.10                        “Released Persons” means each and all of the Defendants and their Related Parties.

1.11                        “Unknown Claims” means any Released Claim that Plaintiff, Epiq, or any Epiq shareholder does not know or suspect to exist in its, his or her favor at the time of the release of the Released Persons, including claims which, if known by it, him or her, might have affected its, his or her settlement with and release of the Released Persons, or might have affected its, his or her decision not to object to this settlement.

2.                                      Corporate Governance Measures

2.1                               In connection with the settlement of the Action, Epiq has agreed to maintain and/or implement the following Corporate Governance Measures.  Epiq and the Individual Defendants acknowledge that the pendency and continued prosecution of the Action were a substantial cause in the Company’s decision to maintain, adopt, and/or implement the Corporate Governance Measures and that the maintenance, adoption, and implementation of these measures will confer a substantial benefit upon Epiq and its shareholders.

2.2                               Unless otherwise specified, the Company’s Board of Directors and/or the appropriate committees of the Board shall adopt and implement any of the Corporate Governance Measures not then in place on or before June 5, 2010, and shall maintain each of these policies for a minimum of 36 months following the earlier of:  (a) the Effective Date of the Stipulation, or (b) the date any particular proposal is adopted, or, with regard to any of the Corporate Governance Measures currently in place, until March 5, 2013.

2.3                               The Corporate Governance Measures are as follows:

I.                                        Company’s Stock Option Program and Stock Option Plans

A.                                    Any director or executive officer of Epiq responsible for the administration of any stock option grant program shall undergo training with regard to the administration of the plan, which training shall include informing such director or executive officer what practices are prohibited, including (among other prohibited practices) backdating of option grants, and methods of identifying prohibited practices with regard to option grants.

B.                                    All stock option plans shall clearly define the methodology for determining the exercise price, the grant date, and the fair market value of stock with regard to a stock option grant.  In no event shall any stock option plan provide for the award of stock options on a day other than the grant date or provide for a fair market value of Epiq stock other than 100% or 85% of the closing price for a share of Epiq stock on a national exchange.  The date of grant of an option shall, for all purposes, be the date on which the Board or the Company’s Compensation Committee makes the determination granting such option, and such determination shall include the option recipients, option price, number of options granted to each recipient and the type of such options (e.g., ISO, NSO).

C.                                    Authority to grant stock option awards shall be limited to the full Board of Directors or the Compensation Committee thereof, and the Compensation Committee shall be composed of Independent Directors, as defined herein.

D.                                    All grants of options shall be made only at a meeting of the Company’s Board of Directors or Compensation Committee and not by unanimous written consent of the Board of Directors or Compensation Committee.

E.                                     Grants to directors and any employees subject to Section 16 of the Securities Exchange Act of 1934 shall be approved or ratified by a majority of the Company’s Independent Directors.

F.                                      Written documentation specifying each grantee and the number of shares for all stock option awards shall be prepared not later than the time of the grant.  At each meeting where option grants are made, the Chair of the Company’s Compensation Committee or Board of Directors will sign the approved list of grantees, which shall contain the names of each grantee, option award quantities, and the date of the option grant.  The original list shall be kept with the official minutes of the Company’s Compensation Committee or Board of Directors.  All further required documentation regarding grants, including the grant price as per the terms of the relevant stock option plan, shall be prepared and completed promptly following such approval.  Entry of option grant data into the Company’s option database shall be promptly made.  Internal controls with respect to stock option granting shall include review of the original approved list of grantees and comparison to the option database.

G.                                    Except as set forth in the applicable stock option agreements (e.g., with respect to cancellation of options upon termination of employment), there shall be no adjustment to the grantees, number of shares, or exercise prices with regard to any option grant after the grant date, and there shall be no repricing of stock option grants.

II.                                   Composition and Responsibilities of Board of Directors

A.                                    No non-employee director of the Company shall serve on the board of more than three (3) other for-profit, public companies.

B.                                    No employee director of the Company shall serve on the board of more than one (1) other for-profit, public company.

C.                                    The Board of Directors shall be composed of a two-thirds majority of Independent Directors.  Should an unexpected vacancy occur to reduce the number of Independent Directors below the two-thirds threshold, that vacancy shall be filled with an Independent Director within twelve months.  To be deemed “Independent” in any calendar year, a director would have to satisfy the following rules for independence.  To the extent the NASDAQ rules for independence conflict with these rules, or NASDAQ rules for independence change during the duration of this agreement, NASDAQ rules for independence shall determine whether a director is independent.

D.                                    The following persons shall not be considered Independent Directors:

(i)                                     a director who is, or at any time during the past three years was, employed by the Company;

(ii)                                  a director who accepted or who has a Family Member (as such term is defined in the applicable NASDAQ rules) who accepted any compensation from the Company in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:  compensation for service on the Board of Directors or any committee thereof; compensation paid to a Family Member who is an employee (other than an Executive Officer) of the Company; benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(iii)                               a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company as an Executive Officer;

(iv)                              a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an Executive Officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:  payments arising solely from investments in the Company’s securities; or payments under non-discretionary charitable contribution matching programs;

(v)                                 a director of the Company who is, or has a Family Member who is, employed as an Executive Officer of another entity where at any time during the past three years any of the Executive Officers of the Company served on the compensation committee of such other entity; or

(vi)                              a director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

E.                                     A new Independent Director shall be added to the Board of Directors (either in addition to or as a replacement for an existing director) pursuant to a shareholder vote no later than the date of the Company’s annual meeting in 2012.  The

Company will follow a written protocol for the selection and nomination of one or more candidates for this directorship, which protocol shall include the establishment by the Nominating Committee of specific guidelines for identifying and recommending candidates for the directorship.  Guidelines shall include the following process for the consideration of any candidates recommended by a stockholder (or group of stockholders) who own at least 5% of the Company’s outstanding common stock and who have held such shares for at least twenty-four months (an “Eligible Stockholder”).

F.                                      An Eligible Stockholder wishing to recommend a candidate(s) must submit the following not less than 180 calendar days prior to the anniversary of the date the proxy was released to the shareholders in connection with the previous year’s annual meeting:  (a) a recommendation that identifies the candidate and provides contact information; (b) the written consent of the candidate to serve as a director of the Company, if elected; and (c) documentation conclusively establishing that the shareholder making the recommendation is an Eligible Stockholder.

G.                                    The Nominating Committee will request from the candidate a resume, a completed director and officer questionnaire, a completed statement regarding conflicts of interest, and a waiver of liability for background check.  To evaluate the candidate and consider such candidate for nomination by the Board, such documents must be received from the candidate not less than 166 calendar days prior to the anniversary of the date the proxy was released to the shareholders in connection with the previous year’s annual meeting.

H.                                   If, in the exercise of its business judgment, the Nominating Committee determines not to nominate the Eligible Stockholder’s initial candidate, the Nominating Committee will inform the Eligible Stockholder of its decision.

I.                                        The Company’s Independent Directors shall attend a nationally recognized director-education program on at least an annual basis.

J.                                        The duties and responsibilities of the Chairman of the Board of Directors shall include the following:

(i)                                     determining an appropriate schedule of Board meetings, seeking to ensure that the Independent Directors can perform their duties responsibly while not interfering with the flow of the Company’s operations;

(ii)                                  seeking input from all directors as to the preparation of the agendas for Epiq Board meetings, preparing agendas for the Board, and providing input, as appropriate, to the Committee Chairmen regarding agenda items for Committee meetings;

(iii)                               assessing the quality, quantity and timeliness of the flow of information from the Company’s management that is necessary for the Independent Directors to effectively and responsibly perform their duties, advise management as to the quality, quantity and timeliness of the flow of information from Epiq’s management that is necessary for the Independent Directors to effectively and responsibly perform their duties, and, although the Company’s management is responsible for the preparation of materials for the Board of Directors, the Independent Directors may specifically request the inclusion of certain material;

(iv)                              directing, in consultation with the Independent Directors, the retention of consultants who report directly to the Board of Directors;

(v)                                 ensuring that the Nominating and Corporate Governance Committee oversees compliance with and implementation of the Company’s corporate governance policies and ensures that the Chairman of the Nominating and Corporate Governance Committee oversees the process to recommend revisions to Epiq’s corporate governance policies;

(vi)                              ensuring that the Compensation Committee oversees compliance with and implementation of the Company’s policies and procedures for evaluating and undertaking executive and incentive-based compensation, including stock options;

(vii)                           requiring at least one executive session of the Board’s Independent Directors per year;

(viii)                        recommending the membership of the various Board Committees, and ensure that the Independent Directors select Committee Chairs for the Audit and Compensation Committees; and

(ix)                              providing that the Independent Directors shall have the authority to retain counsel or consultants as the Independent Directors deem necessary to perform their responsibilities as committee members.

III.                              Review of Internal Controls

A.                                    At least annually the Compensation Committee shall consider the advisability of retaining an independent consultant to review the Company’s compensation structure, policies, and procedures.

B.                                    The Audit Committee shall annually meet with the Company to review the Company’s internal controls related to the Company’s stock option programs.  The Audit Committee Charter shall explain the Audit Committee’s role concerning financial disclosure and accounting principles.

C.                                    At least once every three years the Audit Committee shall retain an independent accounting firm to conduct a review and assessment of the Company’s internal controls, and submit a report and recommendations to the Audit Committee.

D.                                    The Audit Committee shall annually review and report to the Board of Directors on corporate compliance.

E.                                     If the Company is required to prepare an accounting restatement on an annual financial statement included in a report on Form 10-K, the independent members of the Board of Directors shall determine whether that the financial restatement was due to fraud, willful misconduct, or gross negligence by the Chief Executive Officer or Chief Financial Officer having caused material noncompliance with any financial reporting requirement under the federal securities laws.  If so, the Independent Directors shall have the discretion and authority to require that such officer shall repay to the Company the amount of any cash or bonus compensation for each of the applicable years covered by such restated financial statements previously paid to that officer minus the amount of such cash bonus or incentive compensation that would have been earned by that officer for each of the applicable years had the cash bonus or incentive compensation been determined based on the information contained in the restated financial statements.

IV.                               Code of Conduct

A.                                    The Company will maintain a code of conduct on its website to be reviewed and updated annually by the Nominating and Corporate Governance Committee.

B.                                    The Company will adopt a whistleblower policy that includes a means by which personnel can report issues confidentially and anonymously.  The Company will distribute to all personnel an appropriate notice as to the policy.  The Company’s intranet will provide information concerning the whistleblower reporting process and protections to whistleblowers.

3.                                      Settlement Procedure

3.1                               Promptly after the full execution of this Stipulation, the Settling Parties shall submit the Stipulation and its Exhibits to the Court and apply for an order substantially in the form of Exhibit A hereto, requesting preliminary approval of the settlement set forth in this Stipulation (the “Preliminary Approval Order”).  Preliminary approval of the settlement, including payment of Plaintiff’s Counsel’s fees and expenses, shall be sought by an unopposed motion to be filed by Plaintiff.  Plaintiff will also move the Court for approval of notice of the settlement to Epiq shareholders, substantially in the form of Exhibit A-1 to the Preliminary Approval Order (“Notice”).  Such Notice shall be provided to the Company’s shareholders, at the Company’s expense, via filing with the Securities and Exchange Commission on Form 8-K, posting of the Stipulation and Notice on Epiq’s website, and publication of the Notice in Investor’s Business Daily within ten (10) days of the Court’s issuance of the Preliminary Approval Order.

3.2                               Plaintiff will also request that the Court hold a hearing (the “Settlement Hearing”) to consider and determine whether to approve the settlement of the Action on the terms as set forth herein as fair, reasonable and adequate, including the payment of  attorneys’ fees and expenses in the amount negotiated by the parties as set forth in Paragraph 5.1 herein and apply for the entry of the Judgment.  Final approval of the settlement, including payment of Plaintiff’s attorneys’ fees and expenses, shall be sought by a motion to be filed by Plaintiff and unopposed be Defendants.  Pending the Effective Date, neither Plaintiff nor Plaintiff’s Counsel shall commence, prosecute, or otherwise participate in any other actions or proceedings asserting any of the Released Claims against any of the Released Persons.

4.                                      Mutual Releases

4.1                               Upon the Effective Date, the Plaintiff (acting on its own behalf and derivatively on behalf of Epiq) and Epiq shall have, and each Epiq shareholder shall be deemed to have and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims, including Unknown Claims, against the Released Persons.  Nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of this Stipulation.

4.2                               Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims.  Nothing herein shall in any way impair or restrict the rights of the Settling Parties to enforce the terms of this Stipulation.

5.                                      Plaintiff’s Counsel’s Attorneys’ Fees and Expenses

5.1                               After negotiating substantially all the material terms of the Settlement, the Settling Parties, with the assistance of Professor Green, negotiated the attorneys’ fees and expenses that would be paid to Plaintiff’s Counsel, subject to Court approval.  As a result of these negotiations and in light of the substantial benefits conferred upon Epiq and its shareholders by the prosecution and settlement of the Action, Epiq has agreed to pay or cause to be paid as part of the settlement, $3.5 million to Plaintiff’s Counsel for their fees and expenses (the “Fee and Expense Award”).

5.2                               Within five (5) days after the date on which the Court has approved the settlement and entered the Judgment, Epiq shall pay or cause to be paid to Robbins Geller Rudman &  Dowd LLP or its successor(s), as receiving agent for all Plaintiff’s Counsel, the attorneys’ fees and expenses approved by the Court.  The attorneys’ fees shall be paid to Plaintiff’s Counsel notwithstanding the existence of any timely filed post-judgment objections thereto, potential for appeal therefrom, and/or collateral attack on the settlement, subject to the several obligation of Plaintiff’s Counsel, and/or their successors, to make a full refund of all appropriate amounts within twenty (20) calendar days of written notice to Plaintiff’s Counsel (which may be by e-mail) in accordance with, and subject to this paragraph, if and when, as a result of any appeal and/or further proceedings on remand, and/or successful collateral attack, the settlement does not become Final.

5.3                               Upon payment of the Fee and Expense Award, the Individual Defendants and Epiq shall be discharged from any further liability for payment of Plaintiff’s attorneys’ fees, costs, or expenses in the Action.  Except as expressly provided herein, Plaintiff and Plaintiff’s Counsel shall bear their own fees, costs and expenses, and no Released Person shall assert any claim for expenses, costs or fees against any Plaintiff or Plaintiff’s Counsel.  The Individual Defendants, the Company, and/or the Company’s insurance carrier shall not make any payment or provide any monetary relief to Plaintiff, Epiq, Plaintiff’s Counsel, or any law firm or attorney who has represented Plaintiff in the Action, and shall not make any other monetary payment in connection with the Action or its settlement, other than that specified above.

5.4                               Epiq and the Individual Defendants, and each of their Related Parties, shall have no responsibility for, and no liability whatsoever with respect to, the division or allocation of the Fee and Expense Award by with respect to any person, entity or law firm who may assert some claim thereto.

6.                                      Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

6.1                               The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

(i)                                     the Court has entered the Judgment dismissing the Action with prejudice;

(ii)                                  Epiq has paid or caused to be paid to Plaintiff’s Counsel’s the fees and expenses awarded by the Court; and

(iii)                               the Judgment in the Action has become Final.

6.2                               If any of the conditions specified in Paragraph 6.1 are not met, then this Stipulation shall be deemed canceled and terminated unless Plaintiff’s Counsel and counsel for the Defendants mutually agree in writing to proceed with this Stipulation.

6.3                               If for any reason the Effective Date does not occur, or if this Stipulation is in any way canceled or terminated, or if any rulings in the Action related to this Stipulation are successfully attacked collaterally, then:  (i) the payments to Plaintiff’s Counsel pursuant to Paragraph 5.1, plus any accrued interest, shall be returned to the payors within five (5) business days of the event that triggered the repayment obligation; and (ii) the Settling Parties shall be restored to their respective positions as of the date immediately preceding the full execution of this Stipulation.  In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceedings for any purpose, and any Judgment or other order entered in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.

7.                                      Miscellaneous Provisions

7.1                               The Settling Parties (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation and to exercise their reasonable best efforts to accomplish the foregoing terms and conditions of this Stipulation.

7.2                               The Settling Parties intend this settlement to be a final and complete resolution of all disputes between them with respect to the Action.  The settlement compromises Released Claims and shall not be deemed an admission by any Settling Party as to the merits of any Released Claim, allegation or defense.  The Settling Parties further agree that the Released Claims are being settled voluntarily after consultation with competent legal counsel and an experienced mediator.

7.3                               Neither the Stipulation nor the settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the settlement:  (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of any of the Defendants or of the validity of any Released Claims; or (ii) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any civil, criminal, administrative, or other proceeding whatsoever, including before any court, administrative agency or other tribunal.  Any of the Defendants or Released Persons may file this Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.4                               The Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.5                               The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

7.6                               This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation or any of its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents.

7.7                               In construing the Stipulation, no presumption shall be made against any of the Settling Parties on the basis that it was a drafter of the Stipulation.

7.8                               Plaintiff represents and warrants that it has not assigned any rights, claims, or causes of action that were asserted or could have been asserted in connection with, under or arising out of any of the Released Claims.

7.9                               Plaintiff’s Counsel are expressly authorized by Plaintiff, derivatively on behalf of Epiq, to take all appropriate action required or permitted to be taken pursuant to this Stipulation to effectuate its terms, and also are expressly authorized by Plaintiff to enter into any modifications or amendments to this Stipulation that Plaintiff deems appropriate.

7.10                        Each counsel or other Person executing this Stipulation or its Exhibits on behalf of any Settling Party hereby warrants that such Person has the full authority to do so.

7.11                        The Stipulation may be executed in one or more counterparts.  All executed counterparts and each of them shall be deemed to be one and the same instrument.  An electronically scanned signature in pdf format shall be deemed an original signature for purposes of this Stipulation.  A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

7.12                        The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.

7.13                        The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of this Stipulation, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in this Stipulation.

7.14                        The Stipulation and the Exhibits attached hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Missouri, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Missouri without giving effect to that State’s choice-of-law principles.

IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed by their duly authorized attorneys and dated April 27, 2010.

SHAMBERG, JOHNSON & BERGMAN, CHTD.

Lynn R. Johnson - KS Bar #07041 Douglas R. Bradley - KS Bar #23046 2600 Grand Boulevard, Suite 550 Kansas City, Missouri 64108 Telephone: 816/474-0004 816/474-0003 (fax)

ROBBINS GELLER RUDMAN & DOWD LLP

TRAVIS E. DOWNS III - CA Bar #148274 JAMES I. JACONETTE - CA Bar #179565 JEFFREY D. LIGHT - CA Bar #159515 AARON W. BEARD - CA Bar #228825 FRANCIS A. DIGIACCO - CA Bar #265625

655 West Broadway, Suite 1900 San Diego, CA 92101 Telephone: 619/231-1058 619/231-7423 (fax)

Attorneys for Plaintiff

STINSON MORRISON HECKER LLP DANIEL D. CRABTREE

DANIEL D. CRABTREE - KS Bar #10903

12 Corporate Woods 10975 Benson, Suite 550 Overland Park, Kansas 66210 Telephone: 913/344-6750 914/344-6796 (fax)

KIRKLAND & ELLIS LLP

J. ANDREW LANGAN, P.C. TIMOTHY A. DUFFY, P.C.

300 North LaSalle Street Chicago, Illinois 60654 Telephone: 312/862-2000 312/862-2200 (fax)

Attorneys for Defendants Tom W. Olofson, Christopher E. Olofson, W. Bryan Satterlee, Edward M. Connolly, Jr., James A. Byrnes, Joel Pelofsky, Robert C. Levy, Janice E. Katterhenry, and Elizabeth M. Braham

SHOOK, HARDY & BACON, L.L.P.

JOSEPH M. REBEIN

2555 Grand Blvd. Kansas City, Missouri 64108 Telephone: 816/559-2227 816/421-5547 (fax)

Attorneys for Nominal Defendant Epiq Systems, Inc.

EXHIBIT A

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF KANSAS

ALASKA ELECTRICAL PENSION FUND, Derivatively on Behalf of EPIQ SYSTEMS, INC.,	) ) )
)
Plaintiff,	)
)
v.	)	Case No. 2: 08-cv-02344 CM/JPO
)
TOM W. OLOFSON, et al.,	)	EXHIBIT A
)
Defendants,	)	[PROPOSED] ORDER
- and -)		PRELIMINARILY APPROVING
	)	DERIVATIVE SETTLEMENT
EPIQ SYSTEMS, INC., a Missouri corporation,	)	AND PROVIDING FOR NOTICE
)
Nominal Defendant.	)

WHEREAS, the parties in the above-captioned action (the “Action”) have made an application, pursuant to Federal Rule of Civil Procedure 23.1, for an order (i) preliminarily approving the settlement (the “Settlement”) of the Action, in accordance with a Stipulation of Settlement dated April 27, 2010 (the “Stipulation”), which, together with the Exhibits annexed thereto, sets forth the terms and conditions for a proposed Settlement and dismissal of the Action with prejudice, upon the terms and conditions set forth therein; and (ii) approving for distribution of the Notice of Settlement of Derivative Action (“Notice”); and

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation; and

WHEREAS, the Court having considered the Stipulation and the Exhibits annexed thereto and having heard the arguments of the Settling Parties at the preliminary approval hearing:

NOW THEREFORE, IT IS HEREBY ORDERED:

1.             The Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Action.

2.             A hearing (the “Settlement Hearing”) shall be held before this Court on                 , 2010, at                .m., at the United States District Court, District of Kansas (the “Court”), 500 State Ave., Robert J. Dole United States Courthouse, Kansas City, Kansas 66101, to (i) determine whether the Settlement of the Action on the terms and conditions provided for in the Stipulation  are fair, reasonable and adequate to Epiq and its shareholders and should be approved by the Court; (ii) determine whether a Judgment as provided in Paragraph 1.4 of the Stipulation should be entered herein, and (iii) award attorneys’ fees and expenses to Plaintiff’s Counsel.

3.             The Court approves, as to form and content, the Notice annexed as Exhibit A-1 hereto, and finds that the distribution of the Notice substantially in the manner and form set forth in this Order, meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all Persons entitled thereto.

4.             Not later than ten (10) calendar days following entry of this Order, Defendants shall cause a copy of the Notice substantially in the form annexed as Exhibit A-1 hereto to be filed with the U.S. Securities and Exchange Commission as a filing on Form 8-K, to  post the Notice and Stipulation on the Company’s website and cause a copy of the Notice to be published once in the national edition of Investor’s Business Daily.

2

5.             All costs incurred in the filing and publication of the Notice and Stipulation shall be paid by Epiq and Epiq shall undertake all administrative responsibility for filing and publication of the Notice and Stipulation.

6.             At least fourteen (14) calendar days prior to the Settlement Hearing, Defendants’ counsel shall serve on counsel for the Plaintiff and file with the Court proof, by affidavit or declaration, of such filing, posting and publication.

7.             All Epiq shareholders shall be bound by all orders, determinations and judgments in the Action concerning the Settlement, whether favorable or unfavorable to Epiq shareholders.

8.             Pending final determination of whether the Settlement should be approved, no Epiq shareholder, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Defendants, any action or proceeding in any court or tribunal asserting any of the Released Claims.

9.             All papers in support of the Settlement and the award of attorneys’ fees and expenses shall be filed with the Court and served at least twenty-one (21) calendar days prior to the Settlement Hearing and any reply briefs will be filed by Plaintiff’s Counsel seven (7) calendar days prior to the Settlement Hearing.

10.          Any current Epiq shareholder may appear and show cause, if he, she or it has any, of why the Settlement of the Action should not be approved as fair, reasonable and adequate, or why a Judgment should not be entered thereon, or why attorneys’ fees and expenses should not be awarded to Plaintiff’s Counsel; provided, however, unless otherwise ordered by the Court, no current Epiq shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the attorneys’ fees and expenses to be awarded to Plaintiff’s Counsel unless that Person

3

has, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Clerk of the Court and served on the following counsel (delivered by hand or sent by first class mail) appropriate proof of stock ownership, along with written objections, including the basis therefore, and copies of any papers and briefs in support thereof:

Jeffrey D. Light

ROBBINS GELLER RUDMAN &  DOWD LLP

655 West Broadway, Suite 1900

San Diego, CA  92101-3301

Douglas R. Bradley

SHAMBERG, JOHNSON & BERGMAN, CHTD.

2600 Grand Boulevard, Suite 550

Kansas City, MO 64108

Attorneys for Plaintiff

J. Andrew Langan, P.C.

Timothy A. Duffy, P.C.

KIRKLAND & ELLIS LLP

300 North LaSalle Street

Chicago, IL  60654

Daniel D. Crabtree

STINSON MORRISON HECKER LLP

12 Corporate Woods

10975 Benson, Suite 550

Overland Park, KS  66210

Attorneys for Defendants Tom W. Olofson, Christopher E. Olofson, W. Bryan Satterlee, Edward M. Connolly, Jr., James A. Byrnes, Joel Pelofsky, Robert C. Levy, Janice E. Katterhenry, and Elizabeth M. Braham

Joseph M. Rebein

SHOOK, HARDY & BACON, L.L.P.

2555 Grand Blvd.

Kansas City, MO 64108

Attorney for Nominal Defendant Epiq Systems, Inc.

4

The written objections and copies of any papers and briefs in support thereof to be filed in Court shall be delivered by hand or sent by first class mail to:

Clerk of the Court

UNITED STATES DISTRICT COURT

DISTRICT OF KANSAS

500 State Ave.

Robert J. Dole United States Courthouse

Kansas City, KS  66101

Any current Epiq shareholder who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation and to the award of attorneys’ fees and expenses to Plaintiff’s Counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

11.          Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:  (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Defendants or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative.  Any of the Defendants or the Released Persons may file the Stipulation and/or a Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata,

5

collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

12.          The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to current Epiq shareholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement.  The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to current Epiq shareholders.

IT IS SO ORDERED.

DATED:
THE HONORABLE CARLOS MURGUIA
UNITED STATES DISTRICT JUDGE

6

EXHIBIT A-1

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF KANSAS

ALASKA ELECTRICAL PENSION FUND, Derivatively on Behalf of EPIQ SYSTEMS, INC.,	) ) )
)
Plaintiff,	)
)
v.	)	Case No. 2:08-cv-02344 CM/JPO
)
TOM W. OLOFSON, et al.,	) )	EXHIBIT A-1
	)	NOTICE OF SETTLEMENT
Defendants,	)	OF DERIVATIVE ACTION
- and -)
)
EPIQ SYSTEMS, INC., a Missouri corporation,	)
)
Nominal Defendant.	)

TO:                         ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF EPIQ SYSTEMS, INC. (“EPIQ” OR THE “COMPANY”) AS OF APRIL 27, 2010.

IF YOU ARE A CURRENT OWNER OF EPIQ COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

PLEASE TAKE NOTICE that the parties in the shareholder derivative action filed in the United States District Court for the District of Kansas (the “Court”) and captioned Alaska Electrical Pension Fund v. Olofson, et al., Case No. 2:08-cv-02344-CM-JPO (the “Action”) have reached a settlement (the “Settlement”) that has been filed with the Court for approval.  The terms of the Settlement are set forth in a Stipulation of Settlement dated April 27, 2010 (the “Stipulation”).  This Notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available for public inspection and can be viewed at www.epiqsystems.com.

The terms of the Settlement include among other things implementation and/or reaffirmation of certain corporate governance measures at the Company that supplement procedures regarding the administration and documentation of the Company’s stock option program and stock option plan, make certain changes to the responsibilities of the Company’s Board of Directors, and provide for the appointment of a new independent director.  Epiq has also agreed to pay and/or cause to be paid $3,500,000 for Plaintiff’s Counsel’s attorneys’ fees and costs based on filing and litigating this action since 2008.

In the Action Plaintiff alleges that Defendants violated certain federal securities laws and provisions of state law by improperly backdating stock option grants at Epiq in contravention of the Company’s stock option plans.  While Plaintiff believes that the claims it asserted have substantial merit, Defendants liability was not a foregone conclusion because as in all complex litigation there was a risk that Plaintiff’s claims could be dismissed prior to or at trial, resulting in no recovery for the Company.  Defendants expressly deny each and all of the claims, allegations, and contentions made against them in the Action, including but not limited to, participating in or having knowledge of any intentional backdating of Epiq stock options, all charges of wrongdoing or liability against them arising out of or relating in any way to the events, conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action, and the allegations in the Action of any damage or harm to Epiq, Epiq’s shareholders, or Plaintiff.  Epiq, the Individual Defendants, and Plaintiff and its counsel believe that the settlement set forth in the Stipulation confers substantial benefits upon Epiq and its shareholders. Based upon Plaintiff and its counsel’s evaluation, they have determined that the settlement is in the best interest of Epiq and its shareholders.

2

On                             , 2010, at                      .m., the Court will hold a hearing for final approval of the Settlement (the “Settlement Hearing”) at the United States District Court for the District of Kansas, 500 State Ave., Robert J. Dole United States Courthouse, Kansas City, Kansas 66101.

At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable and adequate, and thus should be finally approved, and whether the Action should be dismissed with prejudice pursuant to the Stipulation.

Any shareholder of Epiq that objects to the Settlement of the Action shall have a right to appear and to be heard at the Settlement Hearing, provided that he, she, or it was a shareholder of record or beneficial owner as of April 27, 2010.  Any shareholder of Epiq who satisfies this requirement may enter an appearance on his, her or its own or through counsel of such shareholder’s own choosing and at such shareholder’s own expense.  However, no shareholder of Epiq shall be heard at the Settlement Hearing unless no later than 14 days prior to the date of the Settlement Hearing, such shareholder has filed with the Court and delivered to each party’s counsel listed below a written notice of objection that includes the shareholder’s name, legal address, and telephone number, proof of ownership of Epiq common stock and the dates of such stock ownership, a detailed statement of each objection to the Settlement being made and the grounds for such objection, the names of any witnesses such shareholder intends to call to testify at the Settlement Hearing and the subjects of his, her or its testimony, and notice of whether the shareholder intends to appear at the Settlement Hearing (which is not required if the shareholder has lodged objections with the Court).  Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

3

If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection with the Clerk of the Court, 500 State Ave., 259 U.S. Courthouse, Kansas City, Kansas 66101, and serve such written objection and copies of any other papers that will be submitted to the Court on the following parties on or before           , 2010:

Jeffrey D. Light

ROBBINS GELLER RUDMAN & DOWD LLP

655 West Broadway, Suite 1900

San Diego, CA  92101-3301

Douglas R. Bradley

SHAMBERG, JOHNSON & BERGMAN, CHTD.

2600 Grand Boulevard, Suite 550

Kansas City, MO 64108

Attorneys for Plaintiff

- and -

J. Andrew Langan, P.C.

Timothy A. Duffy, P.C.

KIRKLAND & ELLIS LLP

300 North LaSalle Street

Chicago, IL  60654

Daniel D. Crabtree

STINSON MORRISON HECKER LLP

12 Corporate Woods

10975 Benson, Suite 550

Overland Park, KS  66210

Attorneys for Defendants Tom W. Olofson, Christopher E. Olofson, W. Bryan Satterlee, Edward M. Connolly, Jr., James A. Byrnes, Joel Pelofsky, Robert C. Levy, Janice E. Katterhenry, and Elizabeth M. Braham

- and -

Joseph M. Rebein

SHOOK, HARDY & BACON, L.L.P.

2555 Grand Blvd.

Kansas City, MO  64108

4

Attorney for Nominal Defendant Epiq Systems, Inc.

Inquiries may be made to Plaintiff’s counsel:  Rick Nelson, c/o Shareholder Relations, Robbins Geller Rudman &  Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101; telephone 800-449-4900.

DATED: , 2010	BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT
DISTRICT OF KANSAS

5

EXHIBIT B

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF KANSAS

ALASKA ELECTRICAL PENSION FUND, Derivatively on Behalf of EPIQ SYSTEMS, INC.,	) ) )
)
Plaintiff,	)
)
v.	)	Case No. 2:08-cv-02344 CM/JPO
)
TOM W. OLOFSON, et al.,	)	EXHIBIT B
)
Defendants,	)	[PROPOSED] FINAL JUDGMENT
- and -)		AND ORDER OF DISMISSAL
	)	WITH PREJUDICE
EPIQ SYSTEMS, INC., a Missouri corporation,	)
)
Nominal Defendant.	)

This matter came before the Court for hearing pursuant to the Order of this Court, dated                                 , 2010 (“Order”), on the application of the parties for approval of the settlement (“Settlement”) set forth in the Stipulation of Settlement dated April 27, 2010 (the “Stipulation”).  Due and adequate notice having been given to the current Epiq Systems, Inc. (“Epiq”) shareholders as required in said Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1.                                      This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein).

2.                                      This Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all parties to the Action, including Plaintiff, Epiq shareholders, and the Defendants.

3.                                      The Action and all claims contained therein, as well as all of the Released Claims, are dismissed with prejudice.  As between Plaintiff and Defendants, the parties are to bear their own costs, except as otherwise provided in the Stipulation.

4.                                      The Court finds that the terms of the Stipulation and Settlement are fair, reasonable and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform the Settlement terms to the extent the Settling Parties have not already done so.

5.                                      Upon the Effective Date, Plaintiff (acting on its own behalf and derivatively on behalf of Epiq) and Epiq shall have, and each Epiq shareholder shall be deemed to have and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims (including Unknown Claims) against the Released Persons.  Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

6.                                      Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims.  Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

7.                                      The Court finds that the notice given to current Epiq shareholders was the best notice practicable under the circumstances.  Said notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process.

2

8.                                      The Court hereby approves the Fee and Expense Award to Plaintiff’s Counsel in accordance with the Stipulation and finds that such fee is fair and reasonable.

9.                                      The Court finds that, during the course of the litigation of the Action, the Settling Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11 and all other similar laws.

10.                               Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:  (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, (i) any fault, wrongdoing or liability of the Defendants, or (ii) the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative.  Released Persons may file the Stipulation and/or this Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

11.                               Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over the Action and the parties to the Stipulation to enter any further orders as may be necessary to effectuate the Stipulation, the Settlement provided for therein and the provisions of this Judgment.

12.                               In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, this Final Judgment and Order shall be vacated, and all orders entered

3

and releases delivered in connection with the Stipulation and this Final Judgment and Order shall be null and void, except as otherwise provided for in the Stipulation.

13.                               This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Rule 58, Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED:
THE HONORABLE CARLOS MURGUIA
UNITED STATES DISTRICT JUDGE

4